Exhibit 99.1

Transcat Announces Fiscal 2003 Year End Results;
Reports Net Profit In The Fourth Quarter

ROCHESTER, NY – May 19, 2003 – Transcat, Inc. (Nasdaq: TRNS), a leading distributor and marketer of test and measurement instrumentation and calibration and repair services, today announced financial results for its fiscal fourth quarter and year ended March 31, 2003.

Commenting on the fiscal year 2003 fourth quarter and total year results, Carl E. Sassano, President and Chief Executive Officer, stated: “We are pleased to report a net profit in our fiscal fourth quarter, in a period where our product sales results were significantly impacted by the challenging economic conditions.”

“Most importantly, Transcat has completed fiscal year 2003 with a stronger balance sheet, a resized infrastructure and control of its operating expenses. That on-going process has resulted in the consolidation, in March, of two laboratories into our current ten Centers of Excellence. We reduced our laboratory network from 14 to 10 during the past twelve months while, at the same time, achieving improvements in service and efficiency.”

“We believe the cumulative effects of the aggressive actions we have taken this year to reduce our cost structure and improve efficiencies have laid the foundation of a profitable business model. We remain focused on achieving profitable revenue growth as economic conditions improve.”

Net sales for the fiscal year 2003 fourth quarter were $13.9 million compared with net sales of $16.9 million, a decline of $2.9 million, or 17.5%, during the fiscal year 2002 fourth quarter. Prior fiscal fourth quarter sales included $0.3 million of sales of businesses divested in fiscal year 2002. Excluding the sales of divested businesses, net sales during the fourth quarter of fiscal year 2003 declined $2.7 million, or 16.1%, below the prior fiscal fourth quarter. Compared to the prior fiscal fourth quarter, product sales were down $2.4 million, or 21.1%, ($2.1 million, or 19.2% excluding the divested businesses) and calibration service sales were down $0.5 million, or 9.9%.

Net income for the fiscal year 2003 fourth quarter was $0.1 million, or $0.01 per share, as compared with a net loss of $0.6 million, or $0.10 per share in the fourth quarter of fiscal year 2002.

For the year ended March 31, 2003, net sales totaled $57.2 million as compared with sales of $66.8 million for fiscal year 2002, a decline of $9.6 million, or 14.4%. Excluding sales of businesses divested in fiscal year 2002, sales declined $3.3 million, or 5.5%. Product sales for the year were down $9.3 million, or 19.5%, ($3.0 million, or 7.2% excluding the divested businesses) and calibration service sales were down $0.3 million, or 1.7%.

Net income for the twelve months ended March 31, 2003, prior to the effect of accounting changes, was $1.8 million, or $0.29 per share as compared with a net loss of $6.6 million, or $1.08 per share for the twelve months ended March 31, 2002.

In order to appropriately analyze the Company’s fiscal fourth quarter and total year results, the following factors should be taken into consideration:

•	Fiscal fourth quarter and total year 2002 operating results include the results of two businesses divested in fiscal 2002

•	Fiscal fourth quarter and total year 2002 include goodwill impairment charges of $0.3 million and $4.5 million, respectively

•	Fiscal fourth quarter and total year 2002 includes restructuring charges and inventory write down charges of $0.3 million and $0.4 million, respectively

•	Fiscal year 2003 includes a net pre-tax gain of $1.6 million resulting from extinguishments of debt

•	Fiscal year 2003 includes $0.4 million in severance charges.

In addition to the factors listed above, results for the twelve months ended March 31, 2003 also include a non-cash charge of $6.5 million reflecting the cumulative effect of adopting Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”.

Included in this release, with the financial tables, is a reconciliation of the prior year’s and current year’s reported results to those of the ongoing operations of the Company to provide a basis of comparison. To enhance comparability, management believes that the unaudited pro forma information that follows provides additional information that is useful in analyzing the underlying business results. However, the pro forma operating results should be considered in addition to, not as a substitute for, as reported results of operations. The unaudited pro forma information is not necessarily reflective of the results of operations had these events occurred at the beginning of the fiscal years 2003 and 2002, nor is it necessarily indicative of future results.

About Transcat, Inc.

Transcat, Inc. sells and markets test and measurement instrumentation and calibration and repair services to a variety of industries, including life sciences, communications, aerospace, automotive, petroleum refining, chemical manufacturing, public utility, pharmaceutical, and pulp and paper.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are subject to various risks and uncertainties. The Company’s actual results could differ from those anticipated in such forward-looking statements as a result of numerous factors that may be beyond the Company’s control.

TRANSCAT, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Data)

	(Unaudited)
	Fourth Quarter Ended		Twelve Months Ended

	March	March	March	March
	31, 2003	31, 2002	31, 2003	31, 2002

Product Sales	$8,991	$11,398	$38,373	$47,653
Service Sales	4,924	5,463	18,808	19,129

Net Sales	13,915	16,861	57,181	66,782

Cost of Products Sold	6,461	8,784	28,164	32,507
Cost of Services Sold	4,011	4,392	15,731	16,199

Total Cost of Products and Services Sold	10,472	13,176	43,895	48,706

Gross Profit	3,443	3,685	13,286	18,076

Selling, Marketing, and Warehouse Expenses	2,157	2,982	8,311	11,387
Administrative Expenses	1,176	1,245	4,541	6,183
Research and Development Costs	-	-	-	901
Goodwill Amortization	-	169	-	1,102
Goodwill Impairment	-	335	-	4,508

Total Operating Expenses	3,333	4,731	12,852	24,081

Operating Income (Loss)	110	(1,046)	434	(6,005)

Interest Expense	146	163	615	1,432
Gain on Extinguishment of Debt	-	-	(1,593)	-
Other Income	63	-	63	(206)

Total Other Expense (Income)	209	163	(915)	1,226

(Loss) Income Before Income Taxes and Cumulative Effect of a Change in Accounting Principle	(99)	(1,209)	1,349	(7,231)
Benefit for Income Taxes	(162)	(600)	(408)	(600)

Income (Loss) Before Cumulative Effect of a Change in Accounting Principle	63	(609)	1,757	(6,631)
Cumulative Effect of a Change in Accounting Principle	-	-	(6,472)	-

Net Income (Loss)	$63	$(609)	$(4,715)	$(6,631)

Basic and Diluted Earnings (Loss) Per Share:
Before Cumulative Effect of a Change in Accounting Principle	$0.01	$(0.10)	$0.29	$(1.08)
From Cumulative Effect of a Change in Accounting Principle	-	-	(1.05)	-

Total Basic and Diluted Earnings (Loss) Per Share	$0.01	$(0.10)	$(0.76)	$(1.08)

Average Shares Outstanding (in thousands)	6,176	6,090	6,147	6,103

Certain reclassifications of prior year and prior year quarter financial information have been made to conform to current quarter and twelve month presentations.

The following schedules provide a reconciliation of the reported operating results for the fourth quarter and year to date fiscal year 2002 to those of the ongoing operations of the Company on an adjusted basis; and, a reconciliation of the reported operating results of the Company for the fourth quarter and year to date fiscal year 2003 to those of the ongoing operations of the Company on an adjusted basis. Reconciling items are:

Fiscal Year 2002:

•	Elimination of sales, cost of sales and direct expenses (non-allocated) of businesses divested in fiscal year 2002 (MAC and TPG)

•	Elimination of manufacturing profit due to the divestiture of TPG

•	Elimination of goodwill amortization

•	Elimination of interest expense attributed to divested businesses

•	Elimination of life insurance proceeds

•	Elimination of asset impairment charge

Fiscal Year 2003:

•	Elimination of SFAS No. 142 goodwill impairment

•	Elimination of net gain on debt restructuring

The Company had previously reported in these quarterly reconciliations severance charges in the fourth quarter of fiscal year 2002 and the elimination of the cost of restructured personnel in all quarters as an adjusted item. Under recent SEC guidance, because the Company incurred severance charges in fiscal year 2003 amounting to $0.4 million, the items should not be included in reconciliations of this nature and therefore are now excluded.

TRANSCAT, INC.
Reconciliation of Reported FY 2003 and FY 2002 Operating Results to
Adjusted FY 2003 and FY 2002 Ongoing Operations
(In Thousands, Unaudited)

	Fourth Quarter Ended March 31,			Fourth Quarter Ended March 31,

	2003	2003	2003	2002	2002	2002
	As	Adjust-	Adjusted	As	Adjust-	Adjusted
	Reported	ments	Ongoing	Reported	ments	Ongoing

Product Sales	$8,991	$-	$8,991	$11,398	$(277)	$11,121
Service Sales	4,924	-	4,924	5,463	-	5,463

Net Sales	13,915	-	13,915	16,861	(277)	16,584

Product Cost of Sales	6,461	-	6,461	8,784	(726)	8,058
Service Cost of Sales	4,011	-	4,011	4,392	-	4,392

Total Costs of Products and Services Sold	10,472	-	10,472	13,176	(726)	12,450

Gross Profit	3,443	-	3,443	3,685	449	4,134

Selling, Marketing, and Warehouse Expenses	2,157	-	2,157	2,982	-	2,982
Administrative Expenses	1,176	-	1,176	1,245	-	1,245
Research and Development Costs	-	-	-	-	-	-
Goodwill Amortization	-	-	-	169	(169)	-
Goodwill Impairment	-	-	-	335	(335)	-

Total Operating Expenses	3,333	-	3,333	4,731	(504)	4,227

Operating Income (Loss)	110	-	110	(1,046)	953	(93)
Interest Expense	146	-	146	163	-	163
Gain on Extinguishment of Debt	-	-	-	-	-	-
Other Expense	63	-	63	-	-	-

(Loss) Income Before Income Taxes and Cumulative Effect of a Change in Accounting Principle	(99)	-	(99)	(1,209)	953	(256)
Benefit for Income Taxes	(162)	-	(162)	(600)	-	(600)

Income (Loss) Before Cumulative Effect of a Change in Accounting Principle	63	-	63	(609)	953	344
Cumulative Effect of a Change in Accounting Principle	-	-	-	-	-	-

Net Income (Loss)	$63	$-	$63	$(609)	$953	$344

Certain reclassifications of prior year quarter financial information have been made to conform to current quarter presentation.

TRANSCAT, INC.
Reconciliation of Reported FY 2003 and FY 2002 Operating Results to
Adjusted FY 2003 and FY 2002 Ongoing Operations
(In Thousands, Unaudited)

	Twelve Months Ended March 31,			Twelve Months Ended March 31,

	2003	2003	2003	2002	2002	2002
	As	Adjust-	Adjusted	As	Adjust-	Adjusted
	Reported	ments	Ongoing	Reported	ments	Ongoing

Product Sales	$38,373	$-	$38,373	$47,653	$(6,298)	$41,355
Service Sales	18,808	-	18,808	19,129	-	19,129

Net Sales	57,181	-	57,181	66,782	(6,298)	60,484

Product Cost of Sales	28,164	-	28,164	32,507	(2,865)	29,642
Service Cost of Sales	15,731	-	15,731	16,199	-	16,199

Total Costs of Products and Services Sold	43,895	-	43,895	48,706	(2,865)	45,841

Gross Profit	13,286	-	13,286	18,076	(3,433)	14,643

Selling, Marketing, and Warehouse Expenses	8,311	-	8,311	11,387	(995)	10,392
Administrative Expenses	4,541	-	4,541	6,183	(91)	6,092
Research and Development Costs	-	-	-	901	(901)	-
Goodwill Amortization	-	-	-	1,102	(1,102)	-
Goodwill Impairment	-	-	-	4,508	(4,508)	-

Total Operating Expenses	12,852	-	12,852	24,081	(7,597)	16,484

Operating Income (Loss)	434	-	434	(6,005)	4,164	(1,841)
Interest Expense	615	-	615	1,432	(457)	975
Gain on Extinguishment of Debt	(1,593)	1,593	-	-	-	-
Other Expense (Income)	63	-	63	(206)	206	-

Income (Loss) Before Income Taxes and Cumulative Effect of a Change in Accounting Principle	1,349	(1,593)	(244)	(7,231)	4,415	(2,816)
Benefit for Income Taxes	(408)	-	(408)	(600)	-	(600)

Income (Loss) Before Cumulative Effect of a Change in Accounting Principle	1,757	(1,593)	164	(6,631)	4,415	(2,216)
Cumulative Effect of a Change in Accounting Principle	(6,472)	6,472	-	-	-	-

Net (Loss) Income	$(4,715)	$4,879	$164	$(6,631)	$4,415	$(2,216)

Certain reclassifications of prior year financial information have been made to conform to current year presentation.